EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Christopher J. Pribula	David Orbach
President and Chief Executive Officer	Executive Chairman
SR Bancorp, Inc.	SR Bancorp, Inc.
(732) 560-1700, ext. 5205	(973) 716-0600, ext. 1601

SR BANCORP, INC. ANNOUNCES ADOPTION
OF ITS THIRD STOCK REPURCHASE PROGRAM

BOUND BROOK, NEW JERSEY, May 21, 2026 – SR Bancorp, Inc. (the “Company”) (NASDAQ: SRBK), the holding company for Somerset Regal Bank, announced today that the Company has authorized a stock repurchase program for up to 10% of the Company’s outstanding shares of common stock (801,320 shares). This is the Company’s third stock repurchase program since completing its mutual-to-stock conversion and related stock offering on September 19, 2023.

Repurchases are expected to commence after the Company completes its second repurchase program, which has 22,176 shares remaining. Shares of the Company’s common stock may be repurchased pursuant to the program in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

The timing and amount of any repurchases will depend on a number of factors, including the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be made in accordance with Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.  The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About SR Bancorp, Inc.

SR Bancorp, Inc. is the holding company for Somerset Regal Bank, a full-service New Jersey commercial bank headquartered in Bound Brook, New Jersey that operates 14 branches in Essex, Hunterdon, Middlesex, Morris, Somerset and Union Counties, New Jersey. At March 31, 2026, Somerset Regal Bank had $1.14 billion in total assets, $859.1 million in net loans, $897.6 million in deposits and total equity of $181.3 million. Additional information about Somerset Regal Bank is available on its website, www.somersetregalbank.com.

Forward Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, inflation, general economic conditions or conditions within the securities markets, our ability to successfully integrate acquired operations and realize the expected level of synergies and cost savings, real estate market values in the Bank’s lending area changes in the quality of our loan and security portfolios, increases in non-performing and classified loans, economic assumptions or changes in our methodology that may impact our allowance for credit losses calculation, changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio, the availability of low-cost funding, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyber attacks, the failure to maintain current technologies, failure to retain or attract employees and legislative, accounting and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged. Our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statement.